MASTER TRANSACTION AGREEMENT
                                 BY AND BETWEEN
                       MEDCATH PHYSICIAN MANAGEMENT, INC.
                                      AND
                            VALLEY CARDIOLOGY, P.A.
                               December 12, 1997



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                               TABLE OF CONTENTS


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ARTICLE I  DEFINITIONS ...............................................................................    1
     SECTION 1.1 "Accounts Receivable" ...............................................................    1
     SECTION 1.2 "Affiliate"..........................................................................    1
     SECTION 1.3 "Assets" ............................................................................    2
     SECTION 1.4 "Closing" ...........................................................................    2
     SECTION 1.5 "Closing Date" ......................................................................    2
     SECTION 1.6 "Employment Agreements" .............................................................    2
     SECTION 1.7 "Encumbrances" ......................................................................    2
     SECTION 1.8 "Manager" ...........................................................................    2
     SECTION 1.9 "Person" ............................................................................    2
     SECTION 1.10 "Related Party" ....................................................................    2
     SECTION 1.11 "Service Agreement" ................................................................    3
     SECTION 1.12 "Territory" ........................................................................    3

ARTICLE II  PRACTICE MANAGEMENT TRANSACTION ..........................................................    3
     SECTION 2.1 Practice Management Transaction .....................................................    3
     SECTION 2.2 Consideration for Transaction .......................................................    3
     SECTION 2.3 The Closing .........................................................................    4
     SECTION 2.4 Further Acts and Assurances .........................................................    5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PRACTICE...............................................    5
     SECTION 3.1 Organization, Power and Qualification ...............................................    5
     SECTION 3.2 Ownership Interests .................................................................    5
     SECTION 3.3 Subsidiaries, Affiliates, Affiliated Companies and Joint Venture ....................    5
     SECTION 3.4 Financial Statements ................................................................    5
     SECTION 3.5 Absence of Undisclosed Liabilities...................................................    6
     SECTION 3.6 Absence of Certain Recent Changes ...................................................    6
     SECTION 3.7 Title to Assets .....................................................................    7
     SECTION 3.8 Contracts and Leases ................................................................    8
     SECTION 3.9 Defaults and Consents ...............................................................    8
     SECTION 3.10 Litigation, Etc ....................................................................    9
     SECTION 3.11 Court Orders, Decrees and Laws .....................................................    9
     SECTION 3.12 Taxes ..............................................................................    9
     SECTION 3.13 Authority, Binding Effect...........................................................   10
     SECTION 3.14 Employee Matters ...................................................................   10
     SECTION 3.15 Labor Matters ......................................................................   10
     SECTION 3.16 Insurance; Malpractice .............................................................   10
     SECTION 3.17 Books of Account, Reports...........................................................   11
     SECTION 3.18 No Finders or Brokers ..............................................................   11
     SECTION 3.19 Inventory...........................................................................   11
     SECTION 3.20 Equipment...........................................................................   11
     SECTION 3.21 Accounts Receivable ................................................................   11


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     SECTION 3.22 Employee Benefit Plans .............................................................   12
     SECTION 3.23 Power of Attorney...................................................................   14
     SECTION 3.24 Bank Accounts, Officers ............................................................   14
     SECTION 3.25 Environmental Matters ..............................................................   14
     SECTION 3.26 Fraud and Abuse ....................................................................   14
     SECTION 3.27 Investment Representation and Access ...............................................   15
     SECTION 3.28 Practice Disclosures ...............................................................   16

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF MEDCATH ................................................   16
     SECTION 4.1 Organization and Standing of MedCath ................................................   16
     SECTION 4.2 Authority; Binding Effect ...........................................................   16
     SECTION 4.3 No Finders or Brokers ...............................................................   17
     SECTION 4.4 Validity of Agreement ...............................................................   17
     SECTION 4.5 Defaults and Consents ...............................................................   17
     SECTION 4.6 Court Orders, Decrees and Laws ......................................................   17

ARTICLE V  COVENANTS OF PRACTICE .....................................................................   18
     SECTION 5.1 Access and Information ..............................................................   18
     SECTION 5.2 Conduct of Business .................................................................   18
     SECTION 5.3 Best Efforts to Secure Consents .....................................................   19
     SECTION 5.4 Confidential Information ............................................................   19
     SECTION 5.5 Unusual Events ......................................................................   19
     SECTION 5.6 Departmental Violations .............................................................   19
     SECTION 5.7 Insurance Ratings ...................................................................   20
     SECTION 5.8 [Intentionally Omitted.] ............................................................   20
     SECTION 5.9 Employment Agreements ...............................................................   20

ARTICLE VI  COVENANTS OF MEDCATH .....................................................................   20
     SECTION 6.1 Information .........................................................................   20
     SECTION 6.2 Corporate Action ....................................................................   21
     SECTION 6.3 Confidential Handling of Documents...................................................   21
     SECTION 6.4 Access to or Furnishing of Information about MedCath ................................   21

ARTICLE VII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRACTICE .....................................   21
     SECTION 7.1 Representations and Warranties True .................................................   21
     SECTION 7.2 Service Agreement ...................................................................   22
     SECTION 7.3 No Obstruction Proceeding ...........................................................   22
     SECTION 7.4 Consents and Approvals ..............................................................   22
     SECTION 7.5 Proceedings And Documents Satisfactory ..............................................   22
     SECTION 7.6 Receipt of the Purchase Price and Assumption ........................................   22

ARTICLE VIII  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MEDCATH .....................................   22
     SECTION 8.1 Representations and Warranties True .................................................   23
     SECTION 8.2 No Obstructive Proceeding ...........................................................   23
     SECTION 8.3 Opinion of Practice's Counsel .......................................................   23


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     SECTION 8.4 Consents and Approvals ..............................................................   23
     SECTION 8.5 Proceedings and Documents Satisfactory ..............................................   23
     SECTION 8.6 No Adverse Change ...................................................................   23
     SECTION 8.7 Service Agreement ...................................................................   24
     SECTION 8.8 Employment Agreements ...............................................................   24
     SECTION 8.9 Bonus Agreements ....................................................................   24
     SECTION 8.10 Limited Guaranty Agreements ........................................................   24

ARTICLE IX  TERMINATION...............................................................................   24
     SECTION 9.1 Optional Termination ................................................................   24
     SECTION 9.2 Notice of Abandonment ...............................................................   25
     SECTION 9.3 Termination .........................................................................   25

ARTICLE X  INDEMNIFICATION ...........................................................................   25
     SECTION 10.1 Indemnity by Practice ..............................................................   25
     SECTION 10.2 Indemnity by MedCath ...............................................................   26
     SECTION 10.3 Rules Regarding Indemnification ....................................................   27
     SECTION 10.4 Remedies Cumulative ................................................................   29
     SECTION 10.5 Set-Off ............................................................................   30
     SECTION 10.6 Definitions ........................................................................   30
     SECTION 10.7 Survival ...........................................................................   31

ARTICLE XI  MISCELLANEOUS ............................................................................   31
     SECTION 11.1 Expenses ...........................................................................   31
     SECTION 11.2 Restrictive Covenant ...............................................................   31
     SECTION 11.3 Notices ............................................................................   32
     SECTION 11.4 Entire Agreement ...................................................................   32
     SECTION 11.5 Governing Law ......................................................................   32
     SECTION 11.6 Section Headings ...................................................................   32
     SECTION 11.7 Waiver .............................................................................   33
     SECTION 11.8 Nature and Survival of Representations and Warranties ..............................   33
     SECTION 11.9 Successors and Assigns .............................................................   33
     SECTION 11.10 Amendments ........................................................................   33
     SECTION 11.11 Counterpart Executions; Facsimiles ................................................   33
     SECTION 11.12 Press Releases ....................................................................   34
     SECTION 11.13 Access to Records After Closing ...................................................   34
     SECTION 11.14 Disclosure of Certain Information .................................................   34
     SECTION 11.15 Attorneys' Fees ...................................................................   34
     SECTION 11.16 Cure of Default ...................................................................   34
     SECTION 11.17 Severability ......................................................................   34
     SECTION 11.18 Third-Party Beneficiary ...........................................................   35
     SECTION 11.19 Arbitration .......................................................................   35
     SECTION 11.20 Contract Modifications for Prospective Legal Events ...............................   35
     SECTION 11.21 Acknowledgment Regarding Attorney-Client Relationships ............................   35
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                          MASTER TRANSACTION AGREEMENT


        THIS MASTER TRANSACTION AGREEMENT (the "Agreement") is made as of the 12th day of December, 1997 by and between VALLEY CARDIOLOGY, P.A., a Texas professional association (hereinafter referred to as "Practice") and MEDCATH PHYSICIAN MANAGEMENT, INC., an Arizona corporation ("MedCath").

        WHEREAS, Practice is the owner and operator of a group medical practice in the McAllen, Texas area which provides comprehensive professional cardiology care to the general public;

        WHEREAS, MedCath is in the business of owning, managing and furnishing such assets to physicians to assist them in their medical practices;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Practice agrees to sell, lease or sublease to MedCath the assets described herein, and MedCath agrees to purchase, lease or sublease such assets from Practice on the terms and conditions provided in this Agreement.


                                   ARTICLE I

                                  DEFINITIONS
        Many of the capitalized words and phrases used in this Agreement are defined below. Some defined terms used in this Agreement are not listed below, but are defined in the Section in which they are first used because they are better understood in that context.

        SECTION 1.1 "Accounts Receivable" means all accounts and notes receivable, negotiable instruments and chattel paper the rights to which were generated by the operations of the Practice, and other evidences of indebtedness of, and rights to receive payments from, any person which relate to the operation of the Practice, as such exist on the Closing Date including, without limitation, charges for services rendered to patients prior to the Closing Date but not yet billed, all of which, together with the proceeds thereof shall remain in the Practice and be used for working capital by Manager for the benefit of the Practice. It is acknowledged and agreed that MedCath is not acquiring the Accounts Receivable of Practice.

        SECTION 1.2 "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling fifty percent (50%) or more of any class of outstanding equity interests of such Person or of any Person which such Person directly or indirectly owns or controls fifty percent (50%) or more of any class of equity interests, (iii) any officer, director, general partner or trustee of such Person, or any Person of which such Person is an officer, director, general partner or trustee, or (iv) any Person who is an officer, director, general partner, trustee or holder of fifty percent (50%) or more of the equity interests of any


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Person described in clauses (i) through (iii) of this sentence. Practice is not an Affiliate of Manager.

        SECTION 1.3 "Assets" means all of the assets and properties, tangible and intangible, of and pertaining to or used at or in connection with the Practice, and in which Practice has any right, title or interest, whether owned or leased, wherever located, whether known or unknown, and whether or not appearing on the books and records of Practice, as the same may exist on the Closing Date.

        SECTION 1.4 "Closing" means the effective date of the consummation and effectuation of the transactions contemplated herein pursuant to the terms and conditions of this Agreement.

        SECTION 1.5 "Closing Date" means the date on which the Closing actually occurs and such shall be held on the 1st day of January, 1998, at such time and place as is mutually agreed upon by the parties hereto, it being acknowledged that this Agreement shall be signed and the Closing shall occur on or about the same date.

        SECTION 1.6 "Employment Agreements" shall mean those employment agreements between Practice and each of its Shareholders who are physicians.

        SECTION 1.7 "Encumbrances" means all security interests, liens, pledges, claims, charges, escrows, encumbrances, encroachments, rights of first refusal, subleases, conditional sales agreements, options, mortgages, indentures, easements, licenses, restrictions or other covenants, agreements, understandings, obligations, defects or irregularities affecting title to any of the Assets.

        SECTION 1.8 "Manager" means the direct or indirect subsidiary of MedCath that will provide management services to Practice pursuant to the Service Agreement.

        SECTION 1.9 "Person" means any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

        SECTION 1.10 "Related Party" means (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any sibling, a spouse of any descendant or sibling, any ancestor, any trust twenty-five percent (25%) or more of the beneficial interests of which are owned by such individuals or any of them, and any corporation, association, partnership or limited liability company twenty-five (25%) or more of the equity interests of which are owned by those above-described individuals or trusts, (b) with respect to any trust, the owners of twenty-five (25%) or more of the beneficial interests of such trust, and (c) with respect to any corporation, association, partnership or limited liability company, the owners of twenty-five percent (25%) or more of the outstanding equity interests in such entity.


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        SECTION 1.11 "Service Agreement" means the agreement for the provision of management services by Manager to Practice being executed by such parties as of the date hereof.

        SECTION 1.12 "Territory" means the area within Hidalgo and Starr Counties, Texas.


                                   ARTICLE II

                        PRACTICE MANAGEMENT TRANSACTION

        SECTION 2.1     Practice Management Transaction.

        Practice has sought MedCath's physician practice management expertise and MedCath desires to provide physician practice management services to Practice in accordance with the terms of this Agreement and the other agreements contemplated hereunder. As of the date hereof, Practice and MedCath shall enter into the Service Agreement dated as of the date hereof under which MedCath shall provide physician practice management services to Practice. In consideration therefor, MedCath shall, as of the Closing Date, deliver the Consideration (as defined below) to Practice. Contemporaneously therewith, in order to ensure the availability to Practice of the continued services of the Physicians, the Physicians and Practice shall enter into the Bonus Agreements dated as of the date hereof in order to adequately compensate such Physicians. Each Physician and Practice shall also enter into the appropriate Employment Agreement. The transactions contemplated by this Section 2.1 and as otherwise set forth in this Agreement and any other agreements and documents contemplated hereunder are referred to collectively as the "Transaction".

        SECTION 2.2     Consideration for Transaction.

        The Consideration due from MedCath to Practice for entering into the Transaction, subject to (c) below, shall equal Five Million Five Hundred Five Thousand Four Hundred Sixty Seven Dollars ($5,505,467.00) which shall be composed of and paid as follows:

                  (a) On January 2, 1998 a cash payment of [
                                                                            ]
         ($[           ]) shall be paid to Practice (the "Cash Payment") which
         constitutes [         ] percent ([   ]%) of the Consideration; and

                  (b) On the second anniversary of the Closing Date MedCath shall deliver to Practice the number of MedCath Incorporated Shares of Common Stock, ($.01 par value) (the "Common Stock") determined by
         dividing [                       ] ($[          ]), which constitutes [
         ] percent ([   ]%) of the Consideration, by the average closing price
         for one share of

[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


                                      -3-

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         Common Stock quoted on the Nasdaq National Market System during the thirty (30) day period ending three (3) days prior to the Closing Date. In the event of an acquisition of, or a merger between MedCath Incorporated and any other party, MedCath may deliver all of such Common Stock to Practice prior to the closing of such transaction.

                  (c) Following the sixth (6th) full calendar month after the Closing Date, MedCath and Practice shall reasonably agree upon the net income earned by Practice, after payment of all expenses including without limitation related physician compensation, bonuses and fringe benefits, as a result of the direct professional services provided by Dr. Luis Padula, M.D. on behalf of Practice during such period determined consistent with the manner in which net income of Practice was determined by MedCath prior to the Closing Date ("Additional Net Income"). The Consideration provided to Practice pursuant to this
         Section 2.2 shall be increased by an amount equal (a) to such Additional Net Income, multiplied by (b) two (2), multiplied by (c) twenty percent (20%) multiplied by, (d) seven (7), which amount shall be paid within ten (10) days of its final determination, sixty-five percent (65%) in cash and thirty-five percent (35%) in Common Stock valued using the same methodology used to value Common Stock as of the Closing Date pursuant to subsection (b) above except applied as of the last day of such six (6) month period. Such additional shares of Common Stock shall be delivered on the same date the Common Stock is to be delivered under subsection (b) above. In the event of an acquisition or merger between MedCath Incorporated and any other party, MedCath may deliver all of such Common Stock to Practice prior to the closing of such transaction or if such transaction has closed prior to the date amounts are determined to be due hereunder, MedCath may pay such amounts in cash rather than in shares of Common Stock.

        SECTION 2.3     The Closing.

        The Closing shall be effective as of 12:01 a.m. on January 1, 1998 and all adjustments set forth in this Article II shall be made as of such date.

        It is the intent of the parties that this Agreement, and all documents and agreements executed in connection herewith, be legally binding as of December 12, 1997. However, the parties intend that the services provided by MedCath and the fees to be paid to MedCath under the Service Agreement commence as of January 1, 1998. The parties agree to execute and deliver such additional documents and agreements as may be necessary to effect the intent of the parties expressed herein, including, transferring assets to the appropriate parties and causing liabilities to be paid by the appropriate parties.

        SECTION 2.4     Further Acts and Assurances.

        Practice shall, at any time and from time to time at and after the Closing, upon the reasonable request of MedCath, take any and all steps necessary to provide to MedCath the full benefit of the transaction contemplated by this Agreement.

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                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PRACTICE

        Practice hereby represents and warrants to MedCath as follows:

        SECTION 3.1     Organization, Power and Qualification.

        Practice is a professional association duly organized, validly existing and in good standing under the laws of the State of Texas and has full power to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of Practice's business or the ownership or leasing of Practice's properties make such qualification necessary. Practice has full power to enter into this Agreement and to consummate the transactions contemplated hereby. A copy of Practice's Articles of Incorporation and Bylaws and all amendments thereto as of the date hereof, are included as Schedule 3.1 and are true, accurate and complete as of the date hereof.

        SECTION 3.2     Ownership Interests.

        The ownership interests of Practice are owned in the manner set forth in
Schedule 3.2 and, except as set forth on such Schedule, there are no outstanding options, warrants rights or commitments for the sale or issuance of any additional ownership interests in Practice. Except for the transactions contemplated by this Agreement, insofar as is known to Practice, there are not any agreements or understandings among the owners of Practice with respect to the voting on any matter.

         SECTION 3.3 Subsidiaries, Affiliates, Affiliated Companies and Joint Venture.

        Practice has no direct or indirect interest in, by way of stock ownership or otherwise, any corporation, partnership, joint venture, association or business enterprise except as listed in Schedule 3.3.

        SECTION 3.4     Financial Statements.

        The balance sheets of Practice at December 31, 1995 and 1996 and for the year to date through November 31, 1997, and the related statements of income and changes in financial position for the periods then ended, are included as
Schedule 3.4 (such financial statements and the related notes together with the Year-to-Date Balance Sheet being herein called "Financial Statements"). The Financial Statements are prepared using the cash method of accounting on a consistent basis throughout the periods involved, and on that basis, the financial statements are true, complete and accurate in all material respects and present fairly the assets, liabilities and financial condition of Practice at the respective dates thereof and the results of its operations for the periods ended.

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        SECTION 3.5     Absence of Undisclosed Liabilities.

        Except as and to the extent reflected or reserved against in the Financial Statements and except for commitments and obligations incurred in the ordinary course of business, consistent with past practice, accruing after the date of the Financial Statements, Practice has no liabilities, claims or obligations which would have a material adverse effect on the operations (whether accrued, absolute, contingent or otherwise) of Practice other than such liabilities that have been specifically disclosed on Schedule 3.5.

        SECTION 3.6     Absence of Certain Recent Changes.

        Except as disclosed on Schedule 3.6 or reflected on the Financial Statements, Practice has not, since January 1, 1997, except in the ordinary course of business consistent with past practice:

                  (a) incurred any indebtedness or other liabilities (whether accrued, absolute, contingent or otherwise), guaranteed any indebtedness or sold any of its assets;

                  (b) suffered any damage, destruction or loss, to any of the tangible Assets, whether or not covered by insurance;

                  (c) increased the regular rate of compensation payable to any employee or any physician; or increased such compensation by bonus, percentage, compensation service award or similar arrangement theretofore in effect for the benefit of any of its employees, and no such increase is required;

                  (d) established or agreed to establish any pension, retirement or welfare plan for the benefit of its employees not theretofore in effect;

                  (e) suffered any change in its financial condition, assets, liabilities or business or suffered any other event or condition of any character which individually or in the aggregate has or might reasonably be expected to have a material adverse effect on its business;

                  (f) experienced any labor organizational efforts, strikes or formal complaints or entered into any collective bargaining agreements with any union;

                  (g) made any single capital expenditure which exceeded $2,500 or made aggregate capital expenditures which exceeded $10,000;

                  (h) disposed of any of the Assets or written down the value of any of the Assets, or written off as uncollectible any Accounts Receivable, or revalued any of the Assets;

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                  (i) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise);

                  (j) canceled any debts or waived any claims or rights of substantial value;

                  (k) entered into, amended or terminated any contract, agreement or license to which it is a party;

                  (l) entered into a material transaction or made any change in any method of accounting or accounting practice;

                  (m) canceled, or failed to continue, insurance coverages;

                  (n) agreed, whether in writing or otherwise, to take any action described in this Section 3.6;

                  (o) declared any dividend or made any distribution to its shareholders other than in accordance with its historic practices; or

                  (p) operated its business other than in the ordinary course consistent with past practice.

        SECTION 3.7     Title to Assets.

                  (a) Except as disclosed in Schedule 3.7(a), Practice has, or will have on the Closing Date, good and marketable title to all its Assets, free and clear of all Encumbrances.

                  (b) The Assets consisting of owned personal property are subject to no Encumbrances except the security interests of record set forth on Schedule 3.7(b), which Schedule is a copy of UCC searches duly obtained by Practice and which searches show security interests of record relating to such Assets in every place where such security interests are legally required to be filed and includes copies of all such financing statements.

                  (c) The Assets constitute all of the non-real estate operating assets of Practice necessary or appropriate for the continued operation of the Practice other than the Excluded Assets.

        SECTION 3.8     Contracts and Leases.

        Schedule 3.8 is a copy of each contract, lease, sublease, agreement and other instrument to which Practice is a party or are bound that is for an amount in excess of $5,000 or for a term in excess of twelve (12) months in duration. Except as noted in such Schedule, all such contracts, leases, subleases and agreements are in full force and effect, there has been no threatened

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cancellation thereof, there are no outstanding disputes thereunder, each is with unrelated third parties and was entered into on an arms-length basis in the ordinary course of business and, assuming the receipt of the appropriate consents, all will continue to be binding in accordance with their terms after consummation of the transaction contemplated herein; except as noted in such Schedule, there are no contracts, subleases, agreements or other instruments to which Practice is a party or bound (other than physician employment contracts and insurance policies) which could either singularly or in the aggregate have an adverse effect on the value to MedCath of the Assets or which could inhibit or prevent Practice in its ability to transfer to or vest in MedCath good and sufficient title to the Assets; and, except as disclosed on Schedule 3.8, and except for physician employment contracts, Practice is not a party to or bound by any employment agreements or any agreements that contain any bonus, severance or termination pay liabilities or obligations or by any agreements to loan to or guarantee any loan to an employee. In every instance when consent is necessary, Practice shall, on or before the Closing Date, obtain and deliver to MedCath in writing, effective as of the Closing Date, such consents as are necessary to effect a valid and binding transfer or assignment so as to enable MedCath to enjoy all of the rights now enjoyed by Practice under such contracts. Said consent shall be in a form acceptable to MedCath and shall contain an acknowledgment by the consenting party that Practice has fully complied with and is not in default under any provision of the particular contract or agreement.

        SECTION 3.9     Defaults and Consents.

        Except as disclosed in Schedule 3.9, Practice is not in default under, nor has any event occurred which, with notice or the lapse of time or action by a third party, could result in a default under, any outstanding indenture, mortgage, contract, lease or agreement to which Practice is a party or by which Practice may be bound or under any provision of the Articles of Incorporation, Bylaws, or other governing documents of Practice. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in a significant liability to Practice; (b) constitute a violation of or a default under, or a conflict with,
(i) any term or provision of the Articles of Incorporation, Bylaws, or other governing documents of Practice or (ii) any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or (iii) any contract, commitment, indenture, lease, sublease or other agreement, or (iv) any other restriction of any kind to which Practice is a party or by which Practice is bound; (c) cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of Practice to be accelerated, or increase any such liability or obligation; or (d) require any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority.

        SECTION 3.10 Litigation, Etc.

        Except as disclosed in Schedule 3.10, there is no litigation, arbitration, governmental claim, investigation or proceeding pending or, to the best knowledge of Practice, threatened against Practice at law or in equity, before any court, arbitration tribunal or governmental agency.
 No such proceeding set forth in Schedule 3.10 concerns the ownership or other rights with

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respect to the Assets. Except as disclosed on Schedule 3.10, Practice knows of no facts based on which material claims may be hereafter made against it. Except as set forth on Schedule 3.10, Practice has been informed by its carriers that all claims and litigation against Practice and its employees involving allegations of medical malpractice are fully covered by insurance, less co-payments and deductibles.

        SECTION 3.11    Court Orders, Decrees and Laws.

        There are no outstanding or, to the best of Practice knowledge, threatened orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or affecting Practice or the Assets. Practice is in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the operation of the Practice, including, without limitation, matters relating to antitrust and anti-competitive practices, discrimination, employment, and health and safety, and has received no notices of alleged violations thereof except as disclosed in
Schedule 3.11(a) hereof. No governmental authorities are presently conducting proceedings against Practice and no such investigation or proceeding is pending or being threatened. Practice has all federal, state and local permits, certificates, licenses, approvals and other authorizations necessary in the conduct and operation of the Practice. Schedule 3.11(b) contains a list of all such governmental licenses and permits. All such licenses and permits of Practice are in full force and effect, and no violations are or have been recorded in respect thereof for which a fine or penalty may be levied, and no proceeding is pending or threatened to revoke or limit any thereof. Practice agrees to assume responsibility for the payment, if any, of any such future fines for activities occurring in the Practice prior to the Closing Date. Practice shall cooperate with and assist MedCath in all respects concerning the transfer or re-issuance to MedCath of all permits, licenses, consents or approvals required by all applicable laws or which are included in the Assets.

        SECTION 3.12    Taxes.

        All federal, state and other tax returns of Practice required by law to be filed have been timely filed, and Practice has paid or adequately provided for all taxes (including taxes on properties, income, franchises, licenses, sales and payrolls) which have become due pursuant to such returns or pursuant to any assessment, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which Practice has set aside on its books adequate reserves. There are no tax liens on any of the Assets except those with respect to taxes not yet due and payable. There are no pending tax examinations of any Practice tax return nor has Practice received a revenue agent's report asserting a tax deficiency in the last twelve (12) months. There are not and will not be at the Closing Date, any claims pending or asserted against the Assets for unpaid taxes by any federal, state or other governmental body. Practice has withheld from each payment made directly or indirectly to its employees (including persons who under the tax laws could be classified as its employees) the amount of all taxes (including, but not limited to, federal, state and local income taxes and Federal Insurance Contribution Act taxes) required to be withheld therefrom and all amounts customarily withheld therefrom, and has set aside all other employee contributions or payments customarily set aside with respect to such wages and has paid or will pay the same to, or has deposited or will deposit such payment with, the proper tax receiving officers or other appropriate authorities, except to the extent of any liabilities, to be assumed by MedCath hereunder. Neither Practice nor any Physician Shareholder is relying on MedCath, Manager, or any of their affiliates, employees, professional advisors or consultants regarding any tax implications arising from or relating to the transactions contemplated herein and Practice and its Physicians have obtained their own tax advice in that regard.

        SECTION 3.13    Authority, Binding Effect.

        Practice has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The directors, shareholders and officers of Practice have taken all action required, whether by law, by their governing documents or otherwise, to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitutes the valid and binding agreement of Practice enforceable in accordance with its terms.

        SECTION 3.14 Employee Matters.

        Included as Schedule 3.14 is a list of all current employees, officers and consultants of Practice and their annual compensation.

        SECTION 3.15 Labor Matters.

        Except as disclosed in Schedule 3.15, Practice has no collective bargaining agreements with any labor union and is not currently negotiating with a labor union. No employee of Practice has ever petitioned for a representation election. Practice is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. There is no unfair labor practice complaint against Practice pending before the National Labor Relations Board or strike, dispute, slowdown or stoppage actually pending or, to its knowledge, threatened against or affecting Practice.

        SECTION 3.16 Insurance; Malpractice.

        Schedule 3.16(a) is a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Schedule 3.16(b) contains a description of all malpractice liability insurance policies of Practice since 1992. Except as set forth on Schedule 3.16(c), (i) Practice has never filed a written application for any insurance coverage which has been denied by an insurance agency or carrier and (ii) Practice has been continuously insured for professional malpractice claims for at least the past five (5) years. Schedule 3.16(c) also sets forth a list of all claims for any loss in excess of Five Thousand Dollars ($5,000) per occurrence, filed by Practice during the three (3) year period immediately preceding the Closing Date, including but not limit to, worker's compensation, general liability, environmental liability and professional malpractice liability claims. Practice is not in material default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy when due in a timely fashion.

        SECTION 3.17 Books of Account, Reports.

        The books of account of Practice are in reasonable detail and accurately and fairly reflect its transactions and the disposition of its assets consistent with the past practices of Practice. Practice has filed all reports and returns required by any law or regulation to be filed by it.

        SECTION 3.18 No Finders or Brokers.

        Practice has not engaged any finder or broker in connection with the transactions contemplated hereunder. No commitments have been made to any individuals for payments or stock options in connection with this Agreement except for payments to certain employees of Practice in such capacities.

        SECTION 3.19    Inventory.

        All Assets consisting of inventory are of a quality and quantity currently usable in the ordinary course of business. The present quantity of all current and usable inventory is at a level consistent with the past operation of Practice.

        SECTION 3.20    Equipment.

        All Assets consisting of equipment are located at the Practice and are in good condition except for reasonable wear and tear and are sufficient for the purposes for which currently used. Such Assets are reflected in the Financial Statements at book value.

        SECTION 3.21 Accounts Receivable.

        The Accounts Receivable of Practice arose from bona fide transactions and such Accounts Receivable have been carried on the books of Practice at values in conformity with past practices, and reflect all facts reasonably known to Practice as of the date hereof pertaining to the valuation thereof. Schedule
3.21 contains an aging of all Accounts Receivable.

        SECTION 3.22    Employee Benefit Plans.

                (a) Practice has delivered to MedCath true and complete copies, in the case of documented plans, and a written description in the case of undocumented plans, of each pension, retirement, profit-sharing, stock purchase, stock option, severance, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans or fringe benefit arrangements, including, without limitation, any

"employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which Practice contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of Practice (or their beneficiaries) are eligible to participate or derive a benefit (the `Plans"). Each Plan which is a "group health plan" (as such term is defined in Section 4980B(g)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) satisfies the applicable requirements in order to avoid the imposition of tax under Section 4980B of the Code. Except as set forth on Schedule 3.22, Practice has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of the employees or former employees of Practice. Benefits under all Plans are as represented and will not be increased subsequent to the date documents are provided.

                 (b) The following representations are made with regard to the
        Plans:

                           (i) any and all Plans which are pension plans within
                  the meaning of Section 3(2) of ERISA ("Pension Plans") are intended to be qualified plans under Sections 401 and 501 of the Code, have remained qualified under the Code since inception and have been determined by the Internal Revenue Service ("IRS") to be so qualified, and the IRS has taken no action to revoke such determination or qualification;

                           (ii) Practice has, in all material respects,
                  performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the Plans, and Practice has no knowledge of any default or violation by any other party with respect to the Plans;

                           (iii) Practice has complied in all material respects
                  with ERISA and, where applicable, the Code, regarding the Plans;

                           (iv) all reports and disclosures relating to the
                  Plans required to be filed with or furnished to governmental agencies, plan participants or plan beneficiaries have been or will be filed or furnished in accordance with applicable law in a timely manner;

                           (v) there are no actions, suits or claims (other than
                  routine claims for benefits) pending, or, to the best of Practice's knowledge, threatened, against any Plan or against the assets funding any Plan;

                           (vi) no transactions have occurred with respect to
                  the Plans or assets thereof which could result in the imposition on Practice, MedCath, the administrators or trustees under the Pension Plans or the assets funding the

                  Pension Plan, either directly or indirectly, of taxes or penalties imposed under Section 4975 of the Code or Section 502(i) of ERISA;

                           (vii) except as identified on Schedule 3.22, no
                  Pension Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA;

                           (viii) other than applications for determination, no
                  action is pending with respect to the Plans before the Internal Revenue Service, the Department of Labor, or before any state or local governmental agency;

                           (ix) no act or omission constituting a breach of
                  fiduciary duties has occurred with respect to the Plans or the assets thereof which could subject Practice, MedCath, or the Assets, either directly or indirectly, to any liability;

                           (x) any bonding required by applicable provisions of
                  ERISA with respect to any of the Plans has been obtained and is in full force and effect;

                           (xi) the transactions contemplated by this Agreement
                  will not result in liability for severance pay, or for events occurring or expenses incurred after termination of employment (except as required to avoid tax under Section 4980B of the Code), or any similar payment to the employees of Practice; and

                           (xii) no Plan is a "multi-employer plan" within the
                  meaning of Section 3(37) of ERISA.

                  (c) Practice has delivered to MedCath and its counsel prior to the Closing Date, true and complete copies of (i) all documents governing the Plans, including, without limitation, all amendments thereto which will become effective at a later date, or if a Plan is not documented, a written description thereof; (ii) the latest Internal Revenue Service determination letter obtained with respect to each of the Pension Plans; (iii) Form 5500 for the most recent completed plan year for each of the Plans, together with all schedules forming a part thereof; (iv) all summary plan descriptions relating to the Plans; (v) annuity contracts funding obligations of any Plan; (vi) all employment manuals; and (vii) insurance policies or contracts with respect to the Plans.

        SECTION 3.23 Power of Attorney.

        Practice has not given any power of attorney, whether limited or general, to any person which is continuing in effect.

        SECTION 3.24    Bank Accounts, Officers.

        Schedule 3.24 sets forth a list of all bank accounts and safe deposit boxes in the name of or controlled by Practice and details about the persons having access thereto. Schedule 3.24 also contains a list of all officers of Practice as such have been designated or elected by the Board of Directors of Practice.

        SECTION 3.25 Environmental Matters.

        Practice is in compliance with all federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous or biomedical materials and/or wastes. Except as disclosed on Schedule 3.25, Practice has not engaged in any storage, holding, release, emission, discharge, generation, processing, disposition, handling or transportation of any biomedical wastes or hazardous substances or materials, as defined in any applicable federal or state law or regulation from, into or on any portion of the Practice premises.

        SECTION 3.26 Fraud and Abuse.

        To the best of its knowledge after due inquiry, neither Practice, its officers and directors, or persons and entities providing professional services for the Practice, have engaged in any activities which are prohibited under 42 U.S.C. Sec. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules, of professional conduct, including but not limited to the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failure to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully, soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid.

        SECTION 3.27 Investment Representation and Access.

        Practice represents and warrants to and covenants with MedCath as follows:

                  (a) The Common Stock of MedCath to be acquired by Practice will be acquired for its own account for the purpose of investment only.

                  (b) Practice has received and reviewed the 1996 Annual Report of Parent and its 10-K for the period ended September 30, 1996 and its 10-Q for the period ending June 30, 1997 (the "SEC Filings"). Practice confirms that MedCath has made available to it or to its representatives, the opportunity to ask questions of its officers and directors and to acquire such additional information about the Common Stock and the business and financial condition of MedCath as Practice has requested, which additional information has been satisfactory received.

                  (c) In deciding to acquire the Common Stock, Practice has relied upon consultations with its legal, financial and tax advisers with respect to this transaction and the nature of the investment together with the additional information concerning MedCath set forth in the SEC Filings, and any additional information provided under subsection (b) above.

                  (d) The financial condition of Practice is such that it can bear the risk of this investment indefinitely. Practice either alone or with its representatives has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in MedCath.

                  (e) Practice will not transfer or otherwise dispose of the Common Stock or any interest therein (other than to its physician employees in accordance with the Securities Act, and who make the representations to MedCath which are set forth in this Section 3.27) in such manner as to violate any registration provision of the Securities Act of 1933, as amended (the "Securities Act"), or of any applicable state securities law regulating the disposition thereof. Practice is aware that the Common Stock has not been registered under the Securities Act or any state securities laws or any other applicable securities legislation and that the Common Stock must be held indefinitely unless it is subsequently registered or an exemption from such registration is available. MedCath will permit transfer of the Common Stock only in compliance with any applicable state securities law and any other applicable securities legislation or when the request is accompanied by an opinion of counsel, acceptable to MedCath, to the effect that the sale or proposed transfer does not require registration under the Securities Act, any state securities law or any other applicable securities legislation and as set forth above. Practice agrees that the following legend to such effect and any other legends required by applicable state securities law will be placed on the Common Stock and a stock transfer order shall be placed with respect thereto, for as long as MedCath deems it necessary:

                           THIS COMMON STOCK HAS NOT BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF EFFECTIVE REGISTRATION STATEMENTS UNDER SUCH ACTS OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO MEDCATH THAT SUCH REGISTRATION IS NOT REQUIRED.

                  In addition, a legend similar to the above legend shall be placed on the Common Stock acquired by Practice pursuant to Section 2.4(a)(iii).

                  (f) The representations, warranties and covenants of Practice contained herein shall survive the execution and delivery of this Agreement and the issuance of the Common Stock.

        SECTION 3.28 Practice Disclosures.

        No representations, warranties or disclosures of information made by Practice, including disclosures made in any Exhibit, Schedule or certificate or other writing delivered or to be delivered in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits to state any material fact which is necessary in order to make the disclosures not misleading.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF MEDCATH

        MedCath represents and warrants as follows:

        SECTION 4.1     Organization and Standing of MedCath.

        MedCath is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has full corporate power to own, lease and operate its properties and assets and to carry on its business as and where it is now being conducted, to enter into this Agreement and to consummate the transactions contemplated hereby.

        SECTION 4.2     Authority; Binding Effect.

        MedCath has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. MedCath has taken all action required by law and by MedCath's Articles of Incorporation and Bylaws to authorize the execution and delivery of this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement constitute the valid and binding agreements of MedCath enforceable in accordance with its terms.

        SECTION 4.3     No Finders or Brokers.

        Neither MedCath nor any officer or director thereof has engaged any finder or broker in connection with the transactions contemplated hereunder. MedCath will indemnify and hold Practice harmless against claims (and expenses in the defense thereof) of any person, firm or corporation for finder's fees, broker's fees, brokerage commission, sales commissions or the like alleged in connection with the transactions contemplated hereunder due to acts of MedCath.

        SECTION 4.4     Validity of Agreement.

        Upon execution and delivery of this Agreement and all documents executed in connection herewith, they will constitute the valid and binding obligation of MedCath and be binding against MedCath in accordance with its terms.

        SECTION 4.5     Defaults and Consents.

        MedCath is not in default under, nor has any event occurred which, with notice or the lapse of time or action by a third party, could result in a default under, any outstanding indenture, mortgage, contract, lease or agreement to which MedCath is a party or by which MedCath may be bound and which is material to the operations of MedCath and its subsidiaries taken as a whole, or under any provision of the Articles of Incorporation, Bylaws, or other governing documents of MedCath. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not
(i) constitute a violation of or a default under, or a conflict with, (A) any term or provision of the Articles of Incorporation, Bylaws, or other governing documents of MedCath or (B) any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or (C) any contract, commitment, indenture, lease, sublease or other agreement, or (D) any other restriction of any kind to which MedCath is a party or by which MedCath is bound; (ii) cause, or give any party grounds to cause (with or without notice, the passage of time or both) the maturity of any liability or obligation of MedCath to be accelerated, or increase any such liability or obligation or (iii) other than the consent of bankers, filings with respect to the registration of the Common Stock, and filings under the Hart-Scott-Rodino Antitrust Improvements Act, require any consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority.

        SECTION 4.6     Court Orders, Decrees and Laws.

        There are no outstanding or, to the best of MedCath's knowledge, threatened orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against or affecting MedCath. MedCath is in compliance with all applicable federal, state and local laws, regulations and administrative orders which are material to the operations of MedCath and has not received any notices of alleged violations thereof. No governmental authorities are presently conducting proceedings against MedCath and no such investigation or proceeding is pending or being, threatened. MedCath has all federal, state and local permits, certificates, licenses, approvals and other authorizations necessary in the conduct and operation of MedCath. All such licenses and permits of MedCath are in full force and effect, and no violations are or have been recorded in respect thereof for which a fine or penalty may be levied, and no proceeding is pending or threatened to revoke or limit any thereof

                                   ARTICLE V

                             COVENANTS OF PRACTICE

        Practice hereby covenants and agrees as follows:

        SECTION 5.1     Access and Information.

        Between the date hereof and the Closing Date, Practice shall give to representatives of MedCath reasonable access during normal business hours to the Practice's premises, books, accounts and records and all other relevant documents and will make available copies of all such documents and information with respect to the business and properties of Practice as representatives of MedCath may from time to time reasonably request, including, without limitation, the working papers used to prepare the Financial Statements and income tax returns filed and in preparation, all in such manner as not unduly to disrupt Practice's normal business activities. Such access shall include consultations with the employees of Practice. During the period from the date of this Agreement to the Closing Date, Practice shall confer on a regular and frequent basis with one or more representatives of MedCath to report material operational matters and to report the general status of on-going operations. Practice shall notify MedCath of any material adverse change in the financial position, earnings or business of Practice after the date hereof and prior to the Closing Date and any unexpected emergency or other unanticipated change in the business of Practice and of any governmental complaints, investigations or hearings or adjudicatory proceedings (or communications indicating that the same may be contemplated) or of any other matter which may be material to Practice or which would cause the representations contained in Article III not to be true and correct and shall keep MedCath fully informed of such events and permit its representatives to participate in all discussions relating thereto.

        SECTION 5.2     Conduct of Business.

        Between the date hereof and the Closing Date, except as otherwise approved by MedCath or necessary to consummate the transactions contemplated by this Agreement, Practice shall conduct its business only in the ordinary course thereof consistent with past practice and in such a manner that the representations and warranties contained in Article III shall be true and correct at and as of the Closing Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by Practice at the Closing Date shall have been satisfied. Practice shall (a) carry on its business in the usual and ordinary course, (b) use its best efforts to preserve its business organization intact and maintain the good will and relationships of its physicians and other employees, its patients, and others having business relations with it, (c) conduct its business in a manner which will cause the representations and warranties contained in Article III to be true and correct on the Closing Date in each case, as if made on and as of such date, (d) not grant any increases in wages, bonuses, benefits or other compensation to any director, officer, employee or agent, (e) not enter into any agreement or series of related agreements which would obligate Practice to expend more than $25,000 or which has a term of more than thirty (30) days beyond the Closing Date without MedCath's consent, (f) not waive any right or benefit, or (g) not incur any liability or obligation outside the ordinary course of business or which involves the receipt or expenditure of more than $5,000 without MedCath's consent.

        SECTION 5.3     Best Efforts to Secure Consents.

        Practice shall take the necessary corporate actions and shall, on or before the Closing Date, obtain and deliver to MedCath in writing, effective as of the Closing Date, such consents as are necessary to effect a valid and binding transfer or assignment so as to enable MedCath to enjoy all of the rights now enjoyed by Practice under such contracts; provided, Practice shall use its reasonable best efforts to secure assignments of data processing licenses. Said consent shall use in a form acceptable to MedCath and shall contain an acknowledgment by the consenting party that Practice has fully complied with and is not in default under any provision of the particular contract or agreement.

        SECTION 5.4     Confidential Information.

        Practice shall keep confidential all information provided by MedCath regarding the business plan, financial condition and operations of MedCath, which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own. Practice may disclose information it deems advisable to its physician employees provided such physician employees are advised of the confidential nature of such information and agree to keep such information confidential as provided herein. MedCath shall be a third party beneficiary of such agreements.

        SECTION 5.5     Unusual Events.

        Until the Closing Date, Practice shall supplement or amend all relevant Exhibits and Schedules with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in such Exhibits or Schedules.

        SECTION 5.6     Departmental Violations.

        Practice shall make all reasonable attempts to comply with all notices of violations of law or municipal ordinances, orders or requirements noted in or issued by government agencies or departments having authority with respect to buildings, fire, labor, health, or any other federal, state or municipal department having jurisdiction against or affecting the operation of the Practice or the Assets prior to the Closing Date unless contesting the same in good faith. All such notices, after the date hereof and prior to the Closing Date, shall be complied with by Practice prior to the Closing Date. Upon written request, Practice shall furnish MedCath with an authorization to make the necessary searches for such notices.

        SECTION 5.7     Insurance Ratings.

        Practice shall take all action reasonably requested by MedCath to enable it to succeed to the Worker's Compensation and Unemployment Insurance ratings, insurance policies, deposits and other interests of Practice and other ratings for insurance or other purposes established by Practice. MedCath shall not be obligated to succeed to any such rating, insurance policy, deposit or other interest, except as it may elect to do so.

        SECTION 5.8     [Intentionally Omitted.]

        SECTION 5.9     Employment Agreements.

        Practice shall ensure that each of the physician employees of Practice who are shareholders of Practice as of the date hereof execute an employment agreement for the provision of the full time services of such individual to Practice and that each such physician employee who is a shareholder of Practice shall remain employed by Practice pursuant to the terms of the Employment Agreement for at least five (5) years from the Closing Date subject only to the death or permanent disability of any such physician employee. Practice and the applicable physician employees shall have breached their covenants set forth in this Section 5.9 in the event that any such physician employee who is a shareholder of Practice fails to so remain employed by Practice for at least five (5) years from the Closing Date.


                                   ARTICLE VI

                              COVENANTS OF MEDCATH

        SECTION 6.1     Information.

        MedCath shall promptly provide to Practice upon request any information or documents reasonably necessary for Practice, or its owners to make an informed judgment as to the advisability of consummating the transactions contemplated hereby or to verify the representations and warranties of MedCath herein. Until the Closing Date MedCath shall notify Practice of any matter which may be materially adverse to MedCath and its subsidiaries considered as a whole and shall keep Practice fully informed of such events.

        SECTION 6.2     Corporate Action.

        MedCath will take all necessary corporate and other action and obtain all consents, approvals and amendments of agreements required of them to carry out the transactions contemplated by this Agreement and to satisfy the conditions specified herein.

        SECTION 6.3     Confidential Handling of Documents.

        Subject to the provisions of Section 11.14, MedCath shall keep confidential all information provided by Practice pursuant to this Agreement which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own.

        SECTION 6.4 Access to or Furnishing of Information about MedCath.

                  (a) Practice, its offeree representative(s), or both, shall have been furnished, during the course of the transactions described herein and prior to the asset sale, by MedCath, or any person acting on its behalf, the SEC Filings.

                  (b) MedCath shall make available, during the course of the transactions described herein, to Practice and its advisors, the opportunity to ask questions of, and receive answers from, MedCath or any person acting on its behalf concerning the Common Stock to be acquired pursuant to Section 2.2 and to obtain any additional information including regularly prepared financial statements with notes thereto, to the extent MedCath possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information delivered to Practice by or on behalf of MedCath.


                                  ARTICLE VII

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PRACTICE

        All obligations of Practice which are to be discharged under this Agreement on the Closing Date are subject to the performance, at or prior to the Closing Date, of all covenants and agreements contained herein which are to be performed by MedCath at or prior to the Closing Date and to the fulfillment at, or prior to, the Closing Date, of each of the following conditions (unless expressly waived in writing by Practice at any time at or prior to the Closing
Date):

        SECTION 7.1     Representations and Warranties True.

        All of the representations and warranties made by MedCath contained in
Article IV of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, and shall be true at and as of the Closing Date in all material respects; MedCath shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the closing Date; and Practice shall have been furnished with a certificate of the President or any Vice President of MedCath dated the Closing Date, in their corporate capacities, certifying to the truth of such representations and warranties as of the Closing Date and to the fulfillment of such covenants and conditions.

        SECTION 7.2     Service Agreement.

        Practice and MedCath Physician Management, Inc., a subsidiary of MedCath ("Manager") shall have entered into a Service Agreement acceptable to them (the "Service Agreement").

        SECTION 7.3     No Obstruction Proceeding.

        No action or proceeding shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against MedCath or Practice which seeks to, or would, render it unlawful to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

        SECTION 7.4     Consents and Approvals.

        Any consents required from any public or regulatory agency having jurisdiction shall have been received.

        SECTION 7.5     Proceedings And Documents Satisfactory.

        All proceedings in connection with the asset sale and all certificates and documents delivered to the parties pursuant to this Agreement shall be satisfactory in form and substance to the parties acting reasonably and in good faith.

        SECTION 7.6     Receipt of the Purchase Price and Assumption.

        Practice shall have received the portion of the Purchase Price required to be paid in cash on the Closing Date.


                                  ARTICLE VIII

               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MEDCATH

        All obligations of MedCath which are to be discharged under this Agreement on the Closing Date are subject to the performance, at or prior to the Closing Date, of all covenants and agreements contained herein which are to be performed by Practice at or prior to the Closing Date and to the fulfillment at or prior to the Closing Date of each of the following conditions (unless expressly waived in writing by MedCath at any time at or prior to the Closing
Date):

        SECTION 8.1     Representations and Warranties True.

        All of the representations and warranties of Practice contained in
Article III of this Agreement shall be true as of the date of this Agreement, shall be deemed to have been made again at and as of the Closing Date, and shall be true at and as of the Closing Date in all material respects; Practice shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date; and MedCath shall be furnished with a certificate of the President and Secretary of Practice, dated the Closing Date, certifying to the truth of such representations and warranties as of the Closing Date and to the fulfillment of such covenants and conditions.

        SECTION 8.2     No Obstructive Proceeding.

        No action or proceedings shall have been instituted against, and no order, decree or judgment of any court, agency, commission or governmental authority shall be subsisting against MedCath or Practice which seeks to, or would, render it unlawful as of the Closing Date to effect the asset sale in accordance with the terms hereof, and no such action shall seek damages in a material amount by reason of the transactions contemplated hereby. Also, no substantive legal objection to the transactions contemplated by this Agreement shall have been received from or threatened by any governmental department or agency.

        SECTION 8.3     Opinion of Practice's Counsel.

        Practice shall have delivered to MedCath on the Closing Date an opinion of counsel to Practice, dated the Closing Date, in form and substance satisfactory to MedCath.

        SECTION 8.4     Consents and Approvals.

        Any consents required from any public or regulatory agency having jurisdiction shall have been received and any consents required from third parties to the assignment to MedCath of any of the Assets shall have been received.

        SECTION 8.5     Proceedings and Documents Satisfactory.

        All certificates and documents delivered to the parties pursuant to this Agreement shall be satisfactory in form and substance to the parties acting reasonably and in good faith.

        SECTION 8.6     No Adverse Change.

        From the date of this Agreement until the Closing Date the operations of the Practice shall have been conducted in the ordinary course of business, consistent with past practice, and from the date of the Financial Statements until the Closing Date no event shall have occurred or have been threatened which has or would have a material and adverse effect upon the operation of the Practice including the departure of any physicians and Practice shall not have sustained any loss or damage to the Assets, whether or not insured, or been the subject of any union activity that affects materially and adversely, in the opinion of MedCath, the value of the Assets or the operations of the Practice.

        SECTION 8.7     Service Agreement.

        Practice and Manager shall have entered into the Service Agreement.

        SECTION 8.8     Employment Agreements.

        All physicians actively employed by Practice as of the date of this Agreement shall have executed employment agreements acceptable to them and to MedCath.

        SECTION 8.9     Bonus Agreements.

        Practice and its key physicians shall have entered into Bonus Agreement acceptable to them and to MedCath.

        SECTION 8.10    Limited Guaranty Agreements.

        Practice and its shareholders shall have executed Limited Guaranty Agreements acceptable to them and to MedCath.


                                   ARTICLE IX

                                  TERMINATION

        SECTION 9.1     Optional Termination.

        This Agreement may be terminated and the asset sale abandoned at any time prior to the Closing Date as follows:

                (a)     By the mutual consent of MedCath and Practice;

                (b) By Practice, if any of the conditions set forth in Article VII shall not have been met by the Closing Date; or

                (c) By MedCath, if any of the conditions set forth in Article VIII hereof have not been met by the Closing Date.

        SECTION 9.2     Notice of Abandonment.

        In the event of such termination by either MedCath or Practice pursuant to Section 9.1 above, written notice shall forthwith be given to the other party or parties hereto.

        SECTION 9.3     Termination.

        In the event this Agreement is terminated as provided above, (a) MedCath and Practice shall deliver to the other party all documents previously delivered (and copies thereof in its possession) concerning one another and the transactions contemplated hereby and (b) none of the parties nor any of their respective stockholders, partners, owners, directors, officers, or agents shall have any liability to the other party for costs, expenses, loss of anticipated profits, consequential damages, or otherwise, except for any deliberate breach or deliberate omission resulting in breach of any of the provisions of this Agreement. Except as provided in Section 11.14 which shall survive termination, after termination each party shall keep confidential all information provided by the other pursuant to this Agreement which is not in the public domain, and shall exercise the same care in handling such information as it would exercise with similar information of its own.


                                   ARTICLE X

                                INDEMNIFICATION

        SECTION 10.1 Indemnity by Practice.

        Subject to the conditions and provisions herein set forth, Practice agrees to indemnify, defend and hold harmless MedCath, its officers, directors, shareholders, subsidiaries, affiliates and agents from and against the following, except as caused by the acts or omissions of MedCath:

                  (a) Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or paid by any indemnified party because of:

                           (i) the claims of any broker or finder engaged by
                  Practice;

                           (ii) the untruth, inaccuracy or breach of any
                  representation, warranty, agreement or covenant of Practice contained in or made in connection with this Agreement;

                           (iii) the assertion against MedCath or any of its
                  affiliates of any liability or obligation relating to the operation or ownership of Practice prior to the Closing Date;

                           (iv) all claims and litigation and potential claims
                  and litigation against MedCath or any of its affiliates with respect to incidents or other matters which occurred prior to the Closing Date; and

                           (v) any other liabilities of Practice, including any
                  professional malpractice liability of Practice or any individual physicians associated therewith, whether absolute or contingent, known or unknown, matured or unmatured.

                  (b) In recognition of the fact that MedCath is willing to enter into this Agreement only if Practice and its physician employees who are shareholders of Practice enter into the Service Agreement and the employment agreements and that the parties thereto fulfill their obligations thereunder, Practice and each of the physician employees who are shareholders of Practice hereby acknowledge and agree that MedCath will incur substantial losses and damages in the event that any such physician employee of Practice fails to fulfill his obligations to remain employed by the Practice for at least five (5) years from the Closing Date. Accordingly, in the event that any physician employee who are shareholders of Practice (the "Breaching Physician") as of the date hereof ceases to be employed on a full-time basis for any reason by Practice for at least five (5) years from the Closing Date (other than due to the death or permanent disability of such physician employee) which shall constitute a breach of their covenants in Section 5.9 hereof, then Practice and the Breaching Physician jointly and severally agree to indemnify MedCath for its losses and damages suffered as a result of such failure. Due to the difficulty in measuring such loss, MedCath, Practice and each of its physician employees agree that upon any such Breaching Physician's failure to fulfill his obligation to so remain employed for five (5) years by Practice from the Closing Date, Practice and any such Breaching Physician shall be jointly and severally obligated to pay to MedCath as indemnification, liquidated damages in an amount determined and set forth in Schedule 10.1(b) hereof; provided that nothing herein shall release Practice or its physician employees from any noncompetition covenant or restriction to which they are a party during such five (5) year period and for the two
         (2) year period thereafter. Such amounts shall be due in full within fifteen (15) days of demand therefore by MedCath.

                  (c) All reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by any indemnified party in connection with any action, proceeding, demand, assessment or judgment incident to any of the matters for which indemnity is provided in this Section 10.1.

        SECTION 10.2 Indemnity by MedCath.

        Subject to the conditions and provisions herein set forth, MedCath agrees to indemnify, defend and hold harmless Practice, its shareholders, subsidiaries, officers, directors and agents, from and against the following, except as caused by the acts or omission of Practice:

                  (a) Any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or paid by any indemnified party because of:

                           (i) the claims of any broker or finder engaged by
                  MedCath;

                           (ii) the untruth, inaccuracy or breach of any
                  representation, warranty, agreement or covenant of MedCath contained in or made pursuant to this Agreement, and

                           (iii) all liabilities or obligations of and claims
                  against Practice expressly assumed by MedCath in the Assumption.

                  (b) All reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters for which indemnity is provided in this Section 10.2.

        SECTION 10.3    Rules Regarding Indemnification.

        The obligations and liabilities of each indemnifying party hereunder with respect to claims resulting from the assertion of liability by the other party or third parties shall be subject to the following terms and conditions:

                  (a) All claims for indemnification by any Indemnified Party under this Article X shall be asserted and resolved as provided in this
         Section 10.3 except as otherwise set forth in Schedule 10.1(b). In the event any Indemnified Party shall have a claim for indemnification under Section 10.1 or 10.2 hereof against any Indemnifying Party, the Indemnified Party shall deliver an Indemnity Notice to the Indemnifying Party within a period of forty-five (45) days following the date on which the Indemnified Party becomes aware of such claim. The failure by any Indemnified Party to give such Indemnity Notice shall not impair such party's rights hereunder, except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice, or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Losses in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under
         Section 10.1, hereof, as the case may be, and the Indemnifying Party shall immediately pay the amount of such Losses to the Indemnified Party on demand. If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that it disputes the claim described in the Indemnity Notice, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and, if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by any lawful manner.

                  (b) If any written claim is made by a third party, or if any suit or proceeding (including, but not limited to, an arbitration or an audit by any taxing authority) is instituted, in each case against Indemnified Party which, if prosecuted successfully, would, in the judgment of Indemnified Party, be a matter for which Indemnified Party is entitled to indemnification under this Agreement (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                           (i) Indemnified Party shall give Indemnifying Party
                  an Indemnity Notice of any such Third Party Claim within twenty (20) days after receipt by Indemnified Party of written notice thereof, provided, however, that the failure of Indemnified Party to furnish written notice to Indemnifying Party of a Third Party Claim shall not release Indemnifying Party from Indemnifying Party's obligations under this Article X, except to the extent Indemnifying Party is actually prejudiced by such failure. Indemnifying Party may undertake the defense of such Third Party Claim at its expense by representatives of its own choosing; provided that (A) the Indemnifying Party shall obtain the prior approval by the Indemnified Party of such counsel, which approval shall not be unreasonably withheld, (B) the Third Party Claim does not involve a claim for specific performance, or injunctive or other equitable relief (such claims being dealt with under subsection (a) above) and (C) nothing herein shall prejudice the right of the Indemnified Party to participate in such defense at its own expense through counsel of its choosing. The assumption of the defense of any Third Party Claim by Indemnifying Party shall constitute the agreement of Indemnifying Party to assume, without condition or reservation, full responsibility for such Third Party Claim. Thereafter, Indemnifying Party shall pay as and when due all costs and expenses related to the defense of such Third Party Claim and shall pay and satisfy in full the Final Amount of any and all Losses arising therefrom or related thereto.

                           (ii) If Indemnifying Party does not so undertake the
                  defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been given to Indemnifying Party by Indemnified Party, Indemnified Party shall have the right to undertake the defense, compromise and settlement of such Third Party Claim with counsel of its own choosing. Under such circumstances, Indemnified Party shall, promptly upon its assumption of the defense of such Third Party Claim, give an Indemnity Notice which shall thereafter be deemed to be an Indemnity Notice that is not with respect to a Third Party Claim subject to the procedures set forth in this Section 10.3(b).

                           (iii) The Indemnified Party and Indemnifying Party
                  shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including, but not limited to, making available records relating to such claim and furnishing employees of Indemnified Party or Indemnifying Party as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witnesses in any proceeding relating to such claim. All costs and expenses incurred by Indemnifying Party or Indemnified Party in connection with the foregoing shall be the responsibility of the party requesting such cooperation.

                           (iv) The Indemnified Party shall have the right to
                  participate fully in all proceedings, including settlement discussions, shall be provided copies of notices, orders and all other papers, and shall be given prior notice by the Indemnifying Party of any meetings, hearings and other discussions in any such suit or proceeding. The Indemnifying Party shall consult with the Indemnified Party and keep the Indemnified Party fully advised of the progress of any such suit or proceeding, and shall make no admissions or otherwise act in a manner which might be prejudicial to the Indemnified Party's rights in connection with any such suit or proceeding.

                           (v) The Indemnifying Party agrees that any
                  controversy between it and the Indemnified Party concerning its obligations under this indemnity may be litigated in the same forum and concurrently with any lawsuit against the Indemnified Party to which such controversy may relate, and the Indemnified Party agrees to voluntarily appear in such forum and submit to the jurisdiction thereof.

                           (vi) Unless Indemnifying Party has failed or refused
                  to undertake the defense of such third party claim, no settlement by Indemnified Party of a Third Party Claim shall be made without the prior written consent of Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If Indemnifying Party has assumed the defense of a Third Party Claim as contemplated by this Section 10.3(b), no settlement of such Third Party Claim may be made by Indemnifying Party without the prior written consent of Indemnified Party, which consent shall not be unreasonably withheld or delayed.

                  (c) No amount shall be due by any Indemnifying Party for claims for indemnification under Sections 10.1(a)(ii) or 10.2(a)(ii) arising from the violation of a representation or warranty only, except to the extent Losses from such violation exceed Ten Thousand Dollars ($10,000.00).

        SECTION 10.4 Remedies Cumulative.

        Except as herein expressly provided, the remedies provided in this
Article X shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other rights or remedies against any other party hereto.

        SECTION 10.5    Set-Off.

        MedCath shall be entitled to offset the amount of any Losses to which it is entitled hereunder against any amounts of Common Stock (valued using the Valuation Method as of the date of such offset) which it is obligated to deliver to Practice or against any amounts owed to or held for Practice by Manager under the Service Agreement.

        SECTION 10.6    Definitions.

        For purposes of this Article X the following terms shall have the following meanings:

                  (a) "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of an Indemnity Notice.

                  (b) "Final Amount" means the amount of any Losses or Loss determined in accordance with this Article X.

                  (c) "Indemnified Party" means any Person claiming indemnification under any provision of Article X.

                  (d) "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of this
         Article X.

                  (e) "Indemnity Notice" means written notification pursuant to
         Section 10.3 of a claim for indemnity under Article X by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

                  (f) "Losses" shall mean any and all claims, liabilities, obligations, losses, damages, deficiencies, penalties, fines, assessments, encumbrances, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of attorneys, consultant's and expert's fees and expenses and reasonable costs and expenses incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding, administrative proceeding (including informal proceeding or demand), but not including special, indirect or consequential damages and without giving effect to any multiple of earnings.

                  (g) "Person" means any natural person, corporation, general partnership, limited partnership, trust, other business organization or other entity and shall include, without limitation, MedCath and Practice.

                  (h) "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of the claim set forth in an Indemnity Notice.

        SECTION 10.7    Survival.

        The representations and warranties and the covenants of Practice and/or its physician employees, and MedCath contained in this Agreement or in any Schedule or Exhibit hereto shall survive the Closing; provided that the representations and warranties of the parties hereto, other than those under Sections 3.1, 3.2, 3.7, 4.1 and 4.2, shall survive only for a period of eighteen
(18) months after the Closing Date.

                                   ARTICLE XI

                                 MISCELLANEOUS

        SECTION 11.1    Expenses.

        All expenses of the preparation of this Agreement (and any related documents) and of the asset sale, including, without limitation, counsel fees, accounting fees, sales taxes, recording fees, investment advisers' fees and disbursements, shall be borne by the respective parties incurring such expense, whether or not such transactions are consummated and none of such expenses shall be treated in such a way as to reduce the Management Fee due to Manager under the Service Agreement.

        SECTION 11.2 Restrictive Covenant.

                  (a) The parties recognize that the services to be provided by Manager shall be feasible only if Practice operates an active medical practice to which the physicians associated with Practice devote their full time and attention. To that end, Practice agrees that it shall not establish, operate or provide physician services at any medical office, clinic or other health care facility providing services, including but not limited to ancillary services, substantially similar to those to be provided by Practice other than pursuant to the Service Agreement for the term of the Service Agreement and for a period of two (2) years thereafter if the Service Agreement is terminated due to a default thereunder by Practice, including extensions thereof, at any location within the Territory.

                  (b) The parties acknowledge and agree that since a remedy at law for any breach or attempted breach of the provisions of this restrictive covenant shall be inadequate, the aggrieved party shall be entitled to specific performance and injunctive or other equitable relief in case of any such breach or attempted breach by the other, in addition to whatever other remedies may exist at law. The parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. The provisions of this restrictive covenant shall be deemed to be valid to the extent of any lesser area and for any lesser duration permitted by law if the area and duration set forth herein is deemed to be too broad by a court of competent jurisdiction. The invalidity or nonenforceability of this restrictive covenant in any respect shall not affect the validity or enforceability of the remainder nor of any other provisions of this Agreement.

        SECTION 11.3    Notices.

        All notices, demands and other communications required or permitted hereunder shall be sufficiently given if delivered in person or mailed by certified mail, postage prepaid, addressed as follows:

        Practice:               Valley Cardiology, P.A.
                                500 East Ridge Road, Suite 101
                                McAllen, Texas  78503
                                Attention:  President

        MedCath:                MedCath Physician Management, Inc.
                                7621 Little Avenue, Suite 106
                                Charlotte, North Carolina 28226
                                Attention:  President

        With a copy to:         Moore & Van Allen, PLLC
                                NationsBank Corporate Center
                                100 N. Tryon Street, Floor 47
                                Charlotte, NC  28202-4003
                                Attention:  Hal A. Levinson

or to such other address as either Practice or MedCath may designate by notice to the other.

        SECTION 11.4 Entire Agreement.

        This Agreement, the Exhibits, and the Schedules delivered pursuant hereto, constitute the entire contract between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties, and there are no representations, warranties or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein.

        SECTION 11.5 Governing Law.

        The validity and construction of this Agreement shall be governed by the laws of the State of Texas.

        SECTION 11.6 Section Headings.

        The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

        SECTION 11.7    Waiver.

        No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

        SECTION 11.8 Nature and Survival of Representations and Warranties.

        All statements contained in any certificate delivered by or on behalf of any of the parties to this Agreement pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the respective parties hereunder. The covenants, representations and warranties made by the parties each to the other in this Agreement or pursuant hereto shall survive the asset sale and any investigation made by MedCath or Practice. All Exhibits and Schedules referred to in this Agreement are integral parts of this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations and warranties.

        SECTION 11.9 Successors and Assigns.

        This Agreement shall inure to the benefit of and bind the respective successors and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention of the parties to this Agreement that the Agreement be for the sole and exclusive benefit of such parties or such successors and assigns and not for the benefit of any other person. Notwithstanding the above, neither MedCath nor Practice shall have the right to assign their rights and obligations hereunder, except that MedCath may assign this Agreement to any Person that is its Affiliate or is a Related Party to it, NationsBank, N.A., or to any other lending institution(s) with whom MedCath shall enter into a credit agreement, or any purchaser of substantially all of the assets of MedCath.

        SECTION 11.10   Amendments.

        This Agreement may be amended, but only in writing, signed by the parties hereto.

        SECTION 11.11   Counterpart Executions; Facsimiles.

        This Agreement may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. Such executions may be transmitted to the parties by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

        SECTION 11.12 Press Releases.

        MedCath and Practice shall each approve any press releases regarding this Agreement and its consummation; provided, however, MedCath shall be entitled to release any information it deems necessary or appropriate as a public company without the consent of Practice provided MedCath will use reasonable efforts to provide Practice an advance copy of any such release and the opportunity to comment.

        SECTION 11.13   Access to Records After Closing.

        Practice will cause its counsel and certified public accountants to afford to the representatives of MedCath, including its counsel and accountants, reasonable access to, and copies of, any records not transferred to MedCath, including, but not limited to, audit and tax work papers. MedCath will afford to the representatives of Practice reasonable access to, and copies of, the records transferred to MedCath at the Closing during normal business hours after the Closing Date. Copies furnished to the party gaining such access shall be furnished at the cost of the recipient.

        SECTION 11.14 Disclosure of Certain Information.

        Practice grants MedCath authorization to disclose aggregate financial history and financial and other information about Practice and about the Practice (a) in order for MedCath to comply with disclosure requirements in connection with the sale and registration of its securities, (b) to parties with which MedCath is considering entering into a joint venture relationship or corporate reorganization transaction, and (c) to lenders, investment bankers and other officials as deemed necessary by MedCath.

        SECTION 11.15 Attorneys' Fees.

        If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

        SECTION 11.16 Cure of Default.

        MedCath shall have the right, but not the obligation, upon notice to Practice and upon such party's failure to cure within a reasonable time, to cure any default of Practice and to satisfy any condition precedent to MedCath's obligation to close which can be cured and to deduct the amount so paid from the amounts payable by MedCath at the Closing.

        SECTION 11.17   Severability.

        If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

        SECTION 11.18 Third-Party Beneficiary.

        The parties acknowledge and agree that Manager is a third-party beneficiary of this Agreement and shall be independently entitled to the benefits hereof and shall have an independent right to enforce the rights of MedCath and/or Manager hereunder.

        SECTION 11.19   Arbitration.

        Other than with respect to any claim or action for equitable or injunctive relief, any controversy, dispute or disagreement arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration, which shall be conducted in Corpus Christi, Texas in accordance with the National Health Lawyers Association Alternative Dispute Resolution Service Rules of Procedure for Arbitration, and judgment on the award rendered by the arbitrator may be entered into any court having jurisdiction thereof.

        SECTION 11.20   Contract Modifications for Prospective Legal Events.

        In the event any state or federal laws or regulations, now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision or regulatory agency or legal counsel in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, MedCath and Practice shall amend this Agreement as necessary to eliminate such economic and financial arrangements between MedCath and Practice. To the extent the parties cannot agree on any such amendment or changes, the matter shall be submitted to binding arbitration upon the request of either party and through the arbitration process an equitable modification shall be implemented or an equitable termination of the Agreement and the relationship shall be made based on all of the facts and circumstances.

        SECTION 11.21   Acknowledgment Regarding Attorney-Client Relationships.

        Practice and Shareholders acknowledge and agree that they have elected from time to time to communicate directly with MedCath's attorneys, that they have initiated such communications and that they have been advised and were aware at all times of their rights and the advisability of retaining and utilizing legal counsel for all purposes related to the transactions and agreements contemplated by this Agreement.

        Such parties further acknowledge and agree that Moore & Van Allen, has served solely as legal counsel for MedCath Incorporated and MedCath Physician Management, Inc. and not as legal counsel to Valley Cardiology, P.A. or its Shareholders.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the following execution page(s) effective as of the day and year first above written.

                                 EXECUTION PAGE
                                     TO THE
                          MASTER TRANSACTION AGREEMENT
                                 BY AND BETWEEN
                       MEDCATH PHYSICIAN MANAGEMENT, INC.
                                      AND
                            VALLEY CARDIOLOGY, P.A.
                               December 12, 1997


                                     VALLEY CARDIOLOGY, P.A.


                                     By: /s/ Paul Manoharan
                                        -------------------------------------
                                     Title: /s/ President
                                           ----------------------------------



                                     MEDCATH PHYSICIAN MANAGEMENT, INC.


                                     By: /s/ Ken Petronis
                                        -------------------------------------
                                     Title: /s/ President, PPM Division
                                           ----------------------------------

        The undersigned individuals hereby also individually make to MedCath the representation and warranties regarding Practice contained in Sections 3.1, 3.2,
3.13 and 3.27 of this Agreement and acknowledge and agree to be bound by the terms and conditions of Section 5.9, Section 10.1(b) and Section 11.21 and
Schedule 10.1(b) of this Agreement, and thus the undersigned hereby execute this Agreement.

                                            /s/ Paul Manoharan
                                           -----------------------------------
                                           Paul Manoharan, M.D.


                                           /s/ Benjamin Robolino
                                           -----------------------------------
                                           Benjamin Robolino, M.D.


                                           /s/ Ofsman Quintana
                                           -----------------------------------
                                           Ofsman Quintana, M.D.


                                           /s/ Tawhid Shuaib
                                           -----------------------------------
                                           Tawhid Shuaib, M.D.

                               LIST OF SCHEDULES


        Number          Description
        ------          -----------
        3.1             Practice's Articles of Incorporation and Bylaws
        3.2             List of Ownership Interests
        3.3             List of Subsidiaries, Affiliates, Affiliated Companies and Joint Ventures

        3.4             Practice's Financial Statements
        3.5             List of Undisclosed Liabilities
        3.6             List of Recent Changes
        3.7(a)          List of Encumbrances
        3.7(b)          List of Security Interests (Lien Search)
        3.8             Contracts and Leases
        3.9             Defaults and Consents
        3.10            Pending Litigation and Claims
        3.11(a)         Governmental Actions
        3.11(b)         List of Governmental Licenses and Permits
        3.14            List of Employees with Annual Compensation
        3.15            Labor Matters




        3.16(a)         List of Insurance Policies
        3.16(b)         List of Past Malpractice Insurance Policies
        3.16(c)         List of Claims in Excess of $5,000
        3.21            Accounts Receivable
        3.22            Employee Benefit Plans
        3.24            List of Bank Accounts and Officers
        3.25            Environmental Matters
        10.1(b)         Liquidated Damages

                                SCHEDULE 10.1(b)
                                     TO THE
                          MASTER TRANSACTION AGREEMENT
                                 BY AND BETWEEN
                       MEDCATH PHYSICIAN MANAGEMENT, INC.
                                      AND
                            VALLEY CARDIOLOGY, P.A.
                               December 12, 1997

                               Liquidated Damages


        1. In the event of a breach of Section 5.9 of the Agreement due to a Shareholder's ceasing to be employed by Practice for any reason other than as a result of his death or permanent disability (a "Breaching Physician"), the amount of "Liquidated Damages" immediately due to MedCath from Shareholders and Practice shall equal the Breaching Physician's Consideration Allocation. "Consideration Allocation" shall mean the amount listed in Paragraph 2 below that is in turn allocated to the Breaching Physician as provided in Paragraph 3 below. Such obligation to pay the Liquidated Damages shall be a joint and several liability of the Practice and the Breaching Physicians.

        2. The "Consideration Allocation" to be allocated among the Shareholders shall equal:

         $[        ]        If the breach occurs between Closing and the last
                            day of the twelfth (12th) month after Closing.

         $[        ]        If the breach occurs between the first day of the
                            thirteenth (13th) month and the last day of the twenty-fourth (24th) month after Closing.

         $[        ]        If the breach occurs between the first day of the
                            twenty-fifth (25th) month and the last day of the thirty-sixth (36th) month after Closing.

         $[        ]        If the breach occurs between the first day of the
                            thirty-seventh (37th) month and the last day of the forty-eighth (48th) month after Closing.

         $[        ]        If the breach occurs between the first day of the
                            forty-ninth (49th) month and the last day of the sixtieth (60th) month after Closing.

In the event that Liquidated Damages are due to MedCath hereunder as result of events occurring after the second (2nd) anniversary of the Closing Date, the Consideration Allocation due hereunder from Practice and the Shareholders shall be reduced by an amount determined by multiplying the Consideration Allocation as provided above in this paragraph 2 by a fraction, the numerator of which shall be the number of months which have passed after the second (2nd) anniversary of the Closing Date


[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

at the time of the events giving rise to MedCath's right to Liquidated Damages under this Agreement, and the denominator of which shall equal to thirty six
(36).

        3. Listed below is the allocation of the Consideration Allocation among the Shareholders as determined by Practice for which such Shareholder shall be liable to MedCath if such Shareholder becomes a Breaching Physician:

                                        Percentage of   Consideration Allocation
Shareholder                             Allocated to each Shareholder
-----------                             -----------------------------

Paul Manoharan, M.D.                           [      ]%

Benjamin Robolino, M.D.                        [      ]%

Ofsman Quintana, M.D.                          [      ]%

Tawhid Shuaib, M.D.                            [      ]%

[ ] These portions have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

        4. Notwithstanding the payment of Liquidated Damages as set forth above, nothing herein shall release the Practice or the Breaching Physician from any noncompetition covenant or restriction which shall remain in full force and effect and MedCath shall also be entitled to any other equitable relief to which it is entitled under this Agreement, the Service Agreement, any employment agreement or otherwise (e.g., injunctive relief).